Exhibit 99.2

COLUMBIA
LABORATORIES, INC
354 Eisenhower Parkway
Plaza I, Second Floor
Livingston, NJ 07039
TEL: (973) 994-3999
FAX: (973) 994-3001
COLUMBIA LABORATORIES ENTERS INTO PURCHASE AND
COLLABORATION AGREEMENT WITH WATSON
PHARMACEUTICALS FOR PROGESTERONE FRANCHISE
Watson to acquire rights to CRINONE® and PROCHIEVE® and 11.2 million shares of common stock for upfront and milestone payments of up to $92.5 million plus royalties
Also announces contingent agreements to retire debt
Investor conference call at 8:30 AM ET today
LIVINGSTON, NJ— March 4, 2010—Columbia Laboratories, Inc. (Nasdaq: CBRX) has entered into a definitive agreement to sell substantially all of its progesterone related assets and 11.2 million shares of common stock to Watson Pharmaceuticals, Inc. (NYSE: WPI) for a $47 million upfront payment plus royalties of 10 to 20 percent of annual net sales of certain progesterone products. Additional payments up to $45.5 million can be earned by the successful completion of clinical development milestones in the ongoing PREGNANT Study, regulatory filings, receipt of regulatory approvals and product launches. Watson will fund the development of a second-generation vaginal progesterone product as part of a comprehensive life-cycle management strategy. Watson will also have the right to designate a member of Columbia’s Board of Directors. The transaction was unanimously approved by Columbia’s Board of Directors. Its closing is subject to customary conditions, including approval by Columbia’s stockholders. It is expected to close during the second quarter of 2010.
“With their commitment to women’s health and significant sales resources, Watson is a great strategic fit for our progesterone business,” said Frank C. Condella, Jr., Columbia’s interim chief executive officer. “Watson has a field force of 350 representatives calling on OB/GYNs and urologists, plus specialists to focus on infertility clinics. Because of the structure of its sales force, Watson has the capability to expand sales resources for CRINONE® as required, and we are confident in their ability to execute a strong launch in the new short cervix preterm birth indication, assuming data from the PREGNANT Study are positive and the product is approved for this new indication by the FDA.”
“The addition of CRINONE® to our branded products business is in line with our stated objective to grow our women’s health franchise,” said Paul Bisaro, president and chief executive officer of Watson. “With a strong heritage in women’s health, an expanding pipeline of additional distinctive products in this category, and a sales team committed to serving OB/GYNs and women’s health providers, Watson is uniquely positioned to make this agreement a significant win-win for both parties, and for patients.”

Columbia Laboratories Enters Into Purchase and Collaboration Agreement with Watson Pharmaceuticals for Progesterone Franchise

March 4, 2010
After the sale of these assets, Columbia’s business will consist of domestic and international royalties and milestone payments, manufacturing revenues from CRINONE® and PROCHIEVE®, STRIANT® sales, and its bioadhesive drug delivery technologies, which include bioadhesive vaginal gel, buccal system and progressive hydration tablet delivery mechanisms. Also, Columbia will retain certain assets and rights to its progesterone business, including all rights necessary to perform its obligations under its agreement with Merck Serono S.A.
Torreya Partners LLC acted as financial advisor to Columbia, Kaye Scholer LLP acted as legal advisor to Columbia, and RBC Capital Markets provided a fairness opinion to Columbia’s Board of Directors in connection with the transaction.
In a separate transaction, Columbia has entered into a contingent agreement with PharmaBio Development, an affiliate of Quintiles Transnational Corp., to pre-pay the approximately $16 million balance of the minimum royalty payments on U.S. net sales of STRIANT® (testosterone buccal system) due in November 2010. Columbia has also entered into contingent agreements to pre-pay 100% of the $40 million in convertible notes due December 31, 2011. Note holders will receive their proportional share of the following: $26 million in cash (plus accrued and unpaid interest up to, but excluding, the closing date), warrants to purchase 7.75 million shares of Columbia’s common stock, and $10 million in shares of Columbia’s common stock. The strike price of the warrants and the pricing of the common shares of $1.35 was determined by taking a 10% premium to the 10-day closing average prior to the announcement of the transaction but no less than 100% of the last closing price prior to the time of signing. The warrants become exercisable 180 days after the closing and expire five years later, unless earlier exercised or terminated. The closings of the transactions under the note pre-payment agreements are subject to various closing conditions, including stockholder approval and the closing of the Watson transaction. In connection with the contingent note pre-payment agreements, the notes were amended so that the Watson transaction would not trigger the change of control put right in the notes. This amendment expires on August 31, 2010, if the closings do not occur on or prior to that date. The net effect of these contingent agreements is that at the closing of the Watson transaction, Columbia’s debt will be retired.
“With stockholder approval of the Watson transaction, Columbia will emerge a focused development company, debt-free, with a clearer path to profitability,” said Condella. “Our infrastructure costs will decrease significantly, and we will benefit from ongoing royalty and manufacturing revenues and payments that can be earned by the successful achievement of certain milestones as PROCHIEVE advances toward commercialization in the preterm birth indication. As a result, Columbia will be well positioned to leverage our drug delivery expertise to develop new products.”
CALL ACCESS INFORMATION
Columbia’s management team will hold a conference call on March 4, 2010, to discuss the Watson agreement and other transactions covered in this press release as follows:

Date:	Thursday, March 4, 2010
Time:	8:30 AM ET
Dial-in numbers:	(877) 303-9483 (U.S. & Canada) or (760) 666-3584
Live webcast:	www.cbrxir.com, under “Events”

Columbia Laboratories Enters Into Purchase and Collaboration Agreement with Watson Pharmaceuticals for Progesterone Franchise

March 4, 2010
A replay of the conference call and webcast will be available after the conference call transcript is filed with the Securities and Exchange Commission (the “SEC”). The replay will be available by telephone through Thursday, March 11, 2010, at (800) 642-1687 (U.S. & Canada) or (706) 645-9291 using conference ID 60890330, and as a webcast for six months on Columbia’s investor website, www.cbrxir.com, under “Events.”
ADDITIONAL INFORMATION ABOUT THE PROPOSED TRANSACTIONS AND WHERE TO FIND IT
This communication is not a solicitation of a proxy from any security holder of Columbia. In connection with stockholder approval of the sale of the assets contemplated by the Purchase and Collaboration Agreement and certain other matters, Columbia intends to file with the SEC a preliminary proxy statement and a definitive proxy statement and it intends to mail to its security holders a definitive proxy statement and other materials. THE PROXY STATEMENT WILL BE SENT TO COLUMBIA SECURITY HOLDERS AND WILL CONTAIN IMPORTANT INFORMATION ABOUT COLUMBIA, WATSON, THE SALE OF THE ASSETS PURSUANT TO THE PURCHASE AND COLLABORATION AGREEMENT AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY WHEN THEY ARE AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED SALE OF THE ASSETS AND THE OTHER MATTERS DESCRIBED THEREIN. Free copies of the proxy statement and other documents filed with the SEC by Columbia, when they become available, can be obtained through the website maintained by the SEC at www.sec.gov. In addition, free copies of the proxy statement will be available from Columbia by contacting Lawrence A. Gyenes at (973) 486-8860 or lgyenes@columbialabs.com, or on Columbia’s investor relations website at www.cbrxir.com.
PARTICIPATION IN THE SOLICITATION
Columbia and its directors and executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from Columbia’s stockholders in connection with the proposed transactions described herein. Information regarding the special interests of these directors, executive officers and members of management in the proposed transactions will be included in the proxy statement and other relevant documents filed with the SEC. Additional information regarding Columbia’s directors and executive officers is also included in Columbia’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which was filed with the SEC on March 16, 2009, and Columbia’s proxy statement, dated April 9, 2009, which was filed with the SEC on April 17, 2009. Columbia’s Form 10-K and proxy statement are available free of charge at the SEC’s website at www.sec.gov and from Columbia by contacting it as described above.
ABOUT CRINONE
CRINONE® 8% (progesterone gel) is currently used for progesterone supplementation or replacement as part of an Assisted Reproductive Technology (ART) treatment for infertile women with a progesterone deficiency. Patient preference for CRINONE® 8% has been demonstrated in five clinical trials. This product is also available under the trade name PROCHIEVE®. For more information, please visit www.crinoneusa.com.
Columbia is conducting, in collaboration with the NIH, a Phase III clinical program, called the PREGNANT (PROCHIEVE® Extending GestatioN A New Therapy) Study, to evaluate the safety and

Columbia Laboratories Enters Into Purchase and Collaboration Agreement with Watson Pharmaceuticals for Progesterone Franchise

March 4, 2010
efficacy of PROCHIEVE® 8% to reduce the risk of preterm birth in women with a cervical length between 1.0 and 2.0 centimeters as measured by transvaginal ultrasound at mid-pregnancy. The primary endpoint of the study is a reduction in the incidence of preterm birth at less than or equal to 32 weeks gestation vs. placebo. Preterm birth occurs in one of every eight live born infants, and short cervix is the single most important predictor of preterm birth. There are currently no products approved for the prevention of preterm birth.
The most common side effects of CRINONE® 8% include breast enlargement, constipation, somnolence, nausea, headache, and perineal pain. CRINONE® 8% is contraindicated in patients with an active thrombophlebitis or thromboembolic disorders, missed abortion, undiagnosed vaginal bleeding, liver dysfunction or disease, and known or suspected malignancy of the breast or genital organs.
ABOUT COLUMBIA LABORATORIES
Columbia Laboratories, Inc. is a specialty pharmaceutical company focused on developing and commercializing products for the women’s healthcare and endocrinology markets that use its novel bioadhesive drug delivery technology. Columbia’s United States sales organization markets CRINONE® 8% (progesterone gel) in the United States for progesterone supplementation as part of an Assisted Reproductive Technology treatment for infertile women with progesterone deficiency and STRIANT® (testosterone buccal system) for the treatment of hypogonadism in men. Columbia’s partners market CRINONE® 8% and STRIANT® to United States and foreign markets.
Columbia’s press releases and other company information are available at Columbia’s website at www.columbialabs.com and its investor relations website at www.cbrxir.com.
ABOUT WATSON PHARMACEUTICALS
Watson Pharmaceuticals, Inc. is a leading global specialty pharmaceutical company. Watson is engaged in the development and distribution of generic pharmaceuticals and specialized branded pharmaceutical products focused on Urology and Women’s Health. Watson has operations in many of the world’s established and growing international markets.
For press release and other company information, visit Watson Pharmaceuticals’ website at www.watson.com.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This communication contains forward-looking statements, which statements are indicated by the words “may,” “will,” “plans,” “believes,” “expects,” “anticipates,” “potential,” and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Factors that might cause future results to differ include, but are not limited to, the following: approval of the sale of the assets and other matters contemplated by the Purchase and Collaboration Agreement by Columbia’s stockholders; the timely and successful completion of the ongoing Phase III PREGNANT (PROCHIEVE® Extending Gestation A New Therapy) Study of PROCHIEVE® 8% to reduce the risk of preterm birth in women with a short cervix in mid-pregnancy; successful development of a next-generation vaginal progesterone product; success in obtaining acceptance and approval of new products and new indications for current products by the United States Food and Drug Administration and international regulatory agencies; the impact of competitive products and pricing; the strength of the United States dollar relative to international currencies, particularly the euro; competitive economic and regulatory factors in the pharmaceutical and healthcare industry; general economic conditions; and other risks and uncertainties that may be detailed, from time-to-time, in Columbia’s reports filed with the SEC. Completion of the sale of the assets under the Purchase and Collaboration Agreement and the other transactions described above are subject to various conditions to closing, and there can be no assurance those conditions will be satisfied or that such sale or other transactions will be completed on the

Columbia Laboratories Enters Into Purchase and Collaboration Agreement with Watson Pharmaceuticals for Progesterone Franchise

March 4, 2010
terms described in the Purchase Agreement or other agreements related thereto or at all. All forward-looking statements contained herein are neither promises nor guarantees. Columbia does not undertake any responsibility to revise or update any forward-looking statements contained herein.
CRINONE®, PROCHIEVE® and STRIANT® are registered trademarks of Columbia Laboratories, Inc.
Contact:
For Columbia Laboratories, Inc.
Lawrence A. Gyenes
Senior Vice President, Chief Financial Officer & Treasurer
Columbia Laboratories, Inc.
(973) 486-8860
Seth Lewis
Vice President, The Trout Group LLC
(617) 583-1308
For Watson Pharmaceuticals, Inc.
Patty Eisenhaur
VP, Investor Relations and Corporate Communications
Watson Pharmaceuticals, Inc.
(973) 355-8141
###